EXHIBIT 99.2

Contacts:

Ron Erratt	Pete De Spain
Novogen Limited	Marshall Edwards, Inc.
+612 9878 0088	(858) 792-3729
australia@novogen.com	pete.despain@marshalledwardsinc.com

NOVOGEN AND MARSHALL EDWARDS SIGN ASSET PURCHASE AGREEMENT

Marshall Edwards to Acquire Intellectual Property Portfolio for $4 Million in Stock

Sydney, Australia and San Diego, California – December 21, 2010 – Novogen Limited and Marshall Edwards, Inc. (Nasdaq: MSHL), an oncology company focused on the clinical development of novel therapeutics targeting cancer metabolism, announced today that they have entered into a definitive asset purchase agreement pursuant to which Marshall Edwards will acquire Novogen’s isoflavone-based intellectual property portfolio in exchange for $4 million of convertible preferred stock.

“Over the past fifteen years, Novogen has conducted the largest and most comprehensive isoflavone-based research program in the world,” said William D. Rueckert, Chairman of Novogen’s Board of Directors. “We believe these assets are now better served in the hands of a company equipped with the drug development expertise and access to capital required to execute a clinical strategy and fully realize their value. Meanwhile, this transaction serves to bolster our ownership stake in Marshall Edwards, a significant value driver for our company going forward.”

“This agreement represents the culmination of a watershed year at Marshall Edwards,” said Professor Bryan Williams, Ph.D., Chairman of Marshall Edwards’ Board of Directors. “Now armed with a hand-selected management team, world-class oncology drug development expertise and the flexibility to develop these valuable assets, we are poised to enter the clinic with two next-generation drug candidates in the coming year. In addition, this strategic acquisition will enable us to explore other potential candidates and indications within the portfolio while enhancing our ability to partner.”

Utilizing a novel isoflavone-based technology platform, researchers at Novogen have generated more than 400 new chemical structures, including a number of compounds that have demonstrated robust anti-tumor activity in cancer cells. Previously, Marshall Edwards licensed rights from Novogen for oncology drug candidates Phenoxodiol, Triphendiol, NV-143 and NV-128. Upon the closing of the asset purchase transaction announced today, any prior licensing agreements between the two companies, including any potential future milestone or royalty payments, will be canceled.

Each share of the 1,000 shares of Class A Preferred Stock is convertible into a minimum of 4,827 shares of Marshall Edwards common stock valued at $4 million based on the volume weighted average price over the prior 20 trading days. Should any of the acquired assets achieve a statistically significant result in a Phase II clinical trial or the first patient is enrolled in a Phase III clinical trial, each share of Class A Preferred Stock not already converted will become convertible into 9,654 of Marshall Edwards common stock.

The transaction has been approved by the board of directors of both companies following the recommendation of a special committee of independent directors and independent fairness opinions. The closing of the transaction is subject to shareholder approvals of both companies.

About Novogen

Novogen Limited is a biotechnology company based in Sydney, Australia. In addition to its ownership position in Marshall Edwards, Novogen has a consumer healthcare business and is developing glucan technology in wound care indications through its majority owned subsidiary Glycotex, Inc.

About Marshall Edwards

Marshall Edwards, Inc. (Nasdaq: MSHL) is a San Diego-based oncology company focused on the clinical development of novel anti-cancer therapeutics. The Company’s lead programs focus on two families of small molecules that result in the inhibition of tumor cell metabolism. The first and most advanced is a NADH oxidase inhibitor program that includes lead drug candidate NV-143. The second is a mitochondrial inhibitor program that includes NV-128 and its next-generation candidate NV-344. Both programs are expected to advance into the clinic in 2011. For more information, please visit www.marshalledwardsinc.com.

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Statements included in this press release that are not historical in nature are “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. Actual results could differ materially from those contained in the forward-looking statements, which are based on Novogen’s and Marshall Edwards’ management’s current expectations and are subject to a number of risks and uncertainties, including, but not limited to, the ability of the parties to obtain all necessary approvals for the proposed transaction or the failure to consummate, or a delay in consummating, the transaction for other reasons; costs and delays in the development and/or FDA approval, or the failure to obtain such approval, of product candidates; uncertainties or differences in interpretation in clinical trial results; the parties’ inability to maintain or enter into, and the risks resulting from dependence upon, collaboration or contractual arrangements necessary for the development, manufacture, commercialization, marketing, sales and distribution of any products; competitive factors; the inability to protect patents or proprietary rights and obtain necessary rights to third party patents and intellectual property to operate the parties’ respective businesses; the parties’ inability to operate their respective businesses without infringing the patents and proprietary rights of others; general economic conditions; the parties’ inability to obtain any additional required financing; technological changes; government regulation; changes in industry practice; and one-time events. Neither Novogen nor Marshall Edwards intend to update any of these factors or to publicly announce the results of any revisions to these forward-looking statements.

Important Information for Investors and Stockholders

This press release does not constitute an offer to sell or the solicitation of an offer to buy securities or a solicitation of any vote or approval. In connection with the proposed transaction, Marshall Edwards intends to file with the U.S. Securities and Exchange Commission (the “SEC”) a registration statement on Form S-4 that will contain a joint proxy statement of Marshall Edwards and Novogen that also constitutes a prospectus of Marshall Edwards. Marshall Edwards and Novogen also plan to file other documents with the SEC regarding the proposed transaction. BECAUSE THOSE DOCUMENTS WILL CONTAIN IMPORTANT INFORMATION, STOCKHOLDERS OF MARSHALL EDWARDS AND NOVOGEN ARE URGED TO READ THEM CAREFULLY, IF AND WHEN THEY BECOME AVAILABLE. When filed with the SEC, the joint proxy statement/prospectus and related materials will be available free of charge (along with any other documents and reports filed by Marshall Edwards or Novogen with the SEC) at the SEC’s website, www.sec.gov. Copies of the documents filed with the SEC by Marshall Edwards will be available free of charge on Marshall Edward’s internet website at www.marshalledwardsinc.com or by contacting Marshall Edwards at 858-369-7199 or by email at investor@marshalledwardsinc.com. Copies of the documents filed with the SEC by Novogen will be available free of charge on Novogen’s internet website at www.novogen.com or by contacting Novogen at +612-9878-0088 or by email at australia@novogen.com.

Marshall Edwards, Novogen and their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from the stockholders of Novogen and Marshall Edwards in connection with the proposed transaction. Information regarding the interests of these directors and executive officers in the proposed transaction will be included in the joint proxy statement/prospectus described above. Additional information regarding the directors and executive officers of Marshall Edwards is included in Marshall Edwards’ Annual Report on Form 10-K/A for the year ended June 30, 2010, which was filed with the SEC on October 28, 2010 and is available free of charge at the SEC’s website, www.sec.gov. Additional information regarding the directors and executive officers of Novogen is included in Novogen’s Annual Report on Form 20-F for the year ended June 30, 2010, which was filed with the SEC on December 31, 2010 and is available free of charge at the SEC’s website, www.sec.gov. Stockholders may obtain additional information regarding the proposed transaction by reading the joint proxy statement/prospectus described above and the related materials relating to the proposed transaction, if and when they become available.